UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2017

Tengasco, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-15555

Delaware	87-0267438
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6021 S. Syracuse Way, Suite 117, Greenwood Village CO 80111
(Address of principal executive offices, including zip code)

(720) 420-4460
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Tengasco, Inc. (NYSE MKT: TGC) announced today the results of its rights offering to shareholders of record on November 21, 2016 ended Thursday, February 2, 2017.  A total of 12.2 million shares was offered, and a total of 4,498,698 shares was subscribed.  A total of approximately $2.7 million was raised.

The rights offering, described in an amended Registration Statement on Form S-1 deemed effective by the SEC on December 30, 2017 and Prospectus, granted to the holders of approximately 6.1 million outstanding shares of common stock a basic right to purchase two shares of common stock at $0.60 per new share for each share held.  An oversubscription privilege was offered whereby shareholders who fully exercised their basic rights could also subscribe for new shares that were offered but not purchased, also for $0.60 per share.

 A copy of the press release announcing rights offering results is attached to this report as Exhibit 99.1.

The information in this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 13, 2017

TENGASCO, INC.

By:	/s/ Michael J. Rugen
Name:	Michael J. Rugen
Title:	Chief Executive Officer